UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported) June 6, 2022

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to
Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.  Material Modification to Rights of Security Holders

On June 6, 2022, PacWest Bancorp (the “Company”) issued and sold 20,530,000 depositary shares including 530,000 shares issued upon the partial exercise by the underwriters of their overallotment option (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A, par value $0.01 per share (“Series A preferred stock”), with a liquidation preference of $1,000 per share of Series A preferred stock (equivalent to $25.00 per Depositary Share). On June 3, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware, establishing the terms, preferences, privileges, designations, rights, qualifications, limitations, and restrictions thereof, of the Series A preferred stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A preferred stock (including dividend, voting, redemption and liquidation rights).

The Depositary Shares were sold in a public offering under the Company’s Registration Statement on Form S-3 (File No. 333-253712) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission and pursuant to an underwriting agreement, dated as of June 1, 2022 (the “Underwriting Agreement”), with Piper Sandler & Co., J.P. Morgan Securities LLC, and Janney Montgomery Scott LLC, as representatives for the underwriters named on Schedule A to the Underwriting Agreement.

Under the terms of the Series A preferred stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any other stock ranking on parity with or junior to the Series A preferred stock is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A preferred stock for the immediately preceding dividend period.

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This description of the terms of the Series A preferred stock is qualified in its entirety by reference to the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a deposit agreement, dated June 6, 2022 (the “Deposit Agreement”), by and among the Company, Equiniti Trust Company, and the holders from time to time of the Depositary Shares described therein. The shares of Series A preferred stock represented by the Depositary Shares were deposited pursuant to the Deposit Agreement. The foregoing description of the Deposit Agreement is qualified in its entirety by reference to the full text of the Deposit Agreement and the form of depositary receipt, which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03 Amendments to Articles Of Incorporation or Bylaws; Change In Fiscal Year

On June 3, 2022, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, amending the Company’s Certificate of Incorporation by establishing the newly authorized Series A preferred stock of the Company consisting of 575,000 authorized shares. The Certificate of Designation became effective on June 3, 2022. The terms of the Series A preferred stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designation, which is attached hereto as Exhibit 3.1, both of which are incorporated herein by reference.

Item 8.01 Other Events

On June 6, 2022, the Company completed the issuance and sale of 20,530,000 Depositary Shares pursuant to the Underwriting Agreement, and the Depositary Shares were issued pursuant to the Deposit Agreement. The legal opinion as to the legality of the Depositary Shares and the Series A preferred stock is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 1, 2022, by and among PacWest Bancorp and Piper Sandler & Co., J.P. Morgan Securities LLC and Janney Montgomery Scott LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 2, 2022)
3.1	Certificate of Designation for the 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A, effective June 3, 2022
4.1	Deposit Agreement, dated June 6, 2022, by and among PacWest Bancorp, Equiniti Trust Company, and the holders from time to time of Depositary Shares described therein
4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto)
5.1	Opinion of Dorsey & Whitney LLP regarding the legality of the Depositary Shares and Series A preferred stock
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: June 6, 2022	By:	/s/ Bart R. Olson
	Name:	Bart R. Olson
	Title:	Executive Vice President and Chief Financial Officer

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